Exhibit 99.1

PROXY CARD

FG MERGER CORP.

104 S. Walnut Street, Unit 1A

Itasca, Illinois 60143

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FG MERGER CORP.

The undersigned appoints M. Wesley Schrader and Hassan R. Baqar as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of FG Merger Corp. common stock as of the record date of April 13, 2023 at the Special Meeting of Stockholders to be held on [  ], or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8 AND 9. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 THROUGH 9 BELOW.

FGMC Proposal 1 — The FGMC Business Combination Proposal — to consider and vote upon a proposal to approve the Merger Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of January 5, 2023, by and among FGMC, FG Merger Sub Inc., a Nevada corporation and  a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“iCoreConnect”) and the transactions contemplated thereby (the “Business Combination”), a copy of which is attached to the joint proxy statement/prospectus as Annex A. This Proposal is referred to as the “FGMC Business Combination Proposal” or “FGMC Proposal 1.”

◻ FOR	◻ AGAINST	◻ ABSTAIN

FGMC Proposal 2 — The FGMC Common Conversion Proposal — to adopt an amendment and restatement (the “Second Amended and Restated Certificate”) to the amended and restated certificate of incorporation of FGMC (the “Current Charter”), whereby in connection with the Closing, FGMC and the stockholders of FGMC shall effectuate an equity conversion, in which the FGMC Common Stock outstanding as of the date thereof is converted into a single class of FGMC Preferred Stock with the rights and obligations outlined in the Second Amended and

Restated Certificate. This Proposal is referred to as the “FGMC Common Conversion Proposal” or “FGMC Proposal 2.”

◻ FOR	◻ AGAINST	◻ ABSTAIN

FGMC Proposal 3 — The FGMC Charter Amendment Proposal — to approve an amendment and restatement of FGMC’s amended and restated certificate of incorporation (the “Current Charter”) in the form of the Proposed Charter attached to the joint proxy statement/prospectus as Annex C-1 to, among other things, change the name of FGMC to iCoreConnect Inc. and effect the amendments relating to corporate governance described below in FGMC Proposal 4. This Proposal is called the “FGMC Charter Amendment Proposal” or “FGMC Proposal 3.”

◻ FOR	◻ AGAINST	◻ ABSTAIN

FGMC Proposal 4 — The FGMC Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, certain differences in the governance provisions set forth in the Proposed Charter,  as compared to FGMC’s Current Charter,  which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub- proposals. These Proposals are called the “FGMC Advisory Charter Proposals” or “FGMC Proposal 4.”

•FGMC Proposal 4(A) — that, upon the consummation of the Business Combination, the Bylaws of FGMC (“Current Bylaws”) be succeeded by the proposed new bylaws (“Proposed Bylaws”) of the Combined Company, a copy of  which is attached to the joint proxy statement/prospectus as Annex C-2;

◻ FOR	◻ AGAINST	◻ ABSTAIN

•FGMC Proposal 4(B) — that the authorized capital of the Combined Company will be

(a) 100,000,000 shares of common stock, par value $0.0001 per share, and (b) 20,000,000 shares of preferred stock, par value $0.0001 per share;

◻ FOR	◻ AGAINST	◻ ABSTAIN

•FGMC Proposal 4(C) — that the Combined Company’s corporate existence will be perpetual, and to omit from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and

◻ FOR	◻ AGAINST	◻ ABSTAIN

•FGMC Proposal 4(D) — that, upon the consummation of the Business Combination, all other changes necessary or desirable in connection with the approval of the Proposed Charter and Proposed Bylaws as part of the Business Combination are approved.

◻ FOR	◻ AGAINST	◻ ABSTAIN

FGMC Proposal 5 — The FGMC Nasdaq Proposal — to consider and vote upon a proposal to approve the issuance of more than 20% of the issued and outstanding shares of FGMC Common Stock in connection with the issuance of a maximum of 9,800,000 shares of FGMC Common Stock (subject to adjustment as described elsewhere herein) pursuant to the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rules 5635(a), (b), (c) and (d). This Proposal is called the “FGMC Nasdaq Proposal” or “FGMC Proposal 5.”

◻ FOR	◻ AGAINST	◻ ABSTAIN

FGMC Proposal 6 — The FGMC Directors Proposal — to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination, Robert McDermott, Kevin Patrick McDermott, Harry Joseph  Travis, John Robert Pasqual and Joseph Anthony Gitto to serve on the Combined Company’s board of directors until their respective successors are duly elected and qualified (we refer to this proposal as the “Directors Proposal”);

Robert McDermott	◻ FOR	◻ WITHHOLD
Kevin Patrick McDermott	◻ FOR	◻ WITHHOLD
Harry Joseph Travis	◻ FOR	◻ WITHHOLD
John Robert Pasqual	◻ FOR	◻ WITHHOLD
Joseph Anthony Gitto	◻ FOR	◻ WITHHOLD

FGMC Proposal 7 — The FGMC Incentive Plan Proposal — to approve the 2023 Stock Plan (the “Incentive Plan”), a copy of which is attached to this joint proxy statement/prospectus as Annex D, in connection with the Business Combination. This Proposal is called the “FGMC Incentive Plan Proposal” or “FGMC Proposal 7.”

◻ FOR	◻ AGAINST	◻ ABSTAIN

FGMC Proposal 8 — The NTA Requirement Amendment Proposal — to amend the Current Charter to expand the methods that FGMC may employ to not become subject to the “penny stock” rules   of the Securities and Exchange Commission. This Proposal is called the “FGMC NTA Requirement Amendment Proposal” or “FGMC Proposal 8”; and

◻ FOR	◻ AGAINST	◻ ABSTAIN

FGMC Proposal 9 — The FGMC Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the FGMC Special Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the FGMC Business Combination Proposal, in the event FGMC does not receive the requisite stockholder vote to approve the Proposal. This Proposal is called the “FGMC Adjournment Proposal” or “FGMC Proposal 9.”

◻ FOR	◻ AGAINST	◻ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	◻

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.